Note: Unless otherwise indicated, the source of all Company data is publicly available information that has been or will be filed with the Securities and Exchange Commission for the period ending June 30, 2024. 1. As of July 29, 2024. 2. Assets with a grocery component include centers with a big box wine and spirits store. 3. Sun Belt states include AL, AR, AZ, CA, CO, FL, GA, KY, LA, MS, NC, NM, NV, OK, SC, TN, TX, UT and VA. Founded / IPO NYSE Market Cap1 Enterprise Value1 Operating Retail Properties Total Owned Retail GLA (SF) Retail Portfolio Percent Leased Annualized Base Rent (ABR) per SF Net Debt to Adjusted EBITDA ABR from Assets with a Grocery Component2 ABR in Sun Belt Markets3 ABR from Community & Neighborhood Centers S&P / Moody’s / Fitch Credit Ratings

✓ Operating margins and metrics are among the best in the open-air retail sector ✓ Management team has deep experience operating open- air real estate ✓ Low leverage with manageable near-term maturities ✓ In 2024, received credit rating upgrades from S&P to BBB and Moody’s to Baa2, and an outlook upgrade from Fitch to positive from stable ✓ Approximately $1.3B1 of available liquidity and minimal near-term capital commitments ✓ Primarily concentrated in Sun Belt markets with select strategic gateway market presence ✓ Predominantly focused on grocery-anchored centers along with vibrant mixed-use and lifestyle assets 1. Available liquidity represents reported liquidity less remaining 2024 debt maturities as of June 30, 2024.

Outperformance driven by base rent growth and lower than expected bad debt Base rent growth and improvement in net tenant recoveries Healthy leasing volume continues at extremely strong spreads Anchor and shop leased percentages increased sequentially by 90 bps and 30 bps, respectively Spread represents $35.3M of NOI, of which ~60% is expected to come online in 2024 2016 2017 2018 2019 2020 2021 2022 2023 Q2 20242016 2017 2018 2019 2020 2021 2022 2023 Q2 2024 1. Proforma for the Eastgate Crossing acquisition.

▪ Same property NOI growth range of 2.0% to 3.0%, which represents a 50-basis point increase at the midpoint ▪ Full-year bad debt assumption of 0.5% to 1.0% of total revenues, which represents a 5-basis point decrease at the midpoint Net income Depreciation and amortization Realized loss on sales of operating properties, net Realized gain on sale of unconsolidated property, net Impairment charges NAREIT FFO Increased NOI

• – The signed-not-open (SNO) pipeline increased $3.0M quarter-over-quarter to $35.3M as a result of new leases signed in the second quarter of 2024, net of tenants that commenced rent in the second quarter of 2024 • Signed 55 new leases representing $9.7M of NOI in the second quarter of 2024 • 49 tenants commenced rent in the second quarter of 2024 totaling $6.7M of annualized NOI – Of the $35.3M signed-not-open pipeline, 50% is from anchor tenants and 50% is from shop tenants Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 and Beyond

ABR per SF Net Debt to Adjusted EBITDA 3-Mile Population1 3-Mile Average Household Income1 % of ABR from Assets with a Grocery Component 8.9% 10.2% 11.7% 17.1% REG FRT KIM BRX KRG (Since 2019) 7.0% 7.2% 8.6% 12.2% REG FRT KIM BRX KRG (Since 2019) 1.4% 2.0% 2.0% 2.8% FRT BRX KIM REG KRG (Since 2019) Note: Source of all peer data is from 2019 – Q1 2024 supplemental disclosures, except BRX data is from Q2 2024 supplemental disclosures. 1. 3-mile demographics are weighted by 2Q 2024 ABR and sourced from PopStats. 2. FFO per share CAGR includes reported FFO per share number for 2019 – 2023 and 2024 FFO per share guidance midpoint as of July 30, 2024.

Peer Average KRG - 2Q'24 Note: Peer group includes AKR, BRX, FRT, KIM, PECO, REG, and ROIC. Source of all peer data is from 2Q 2024 supplemental disclosures, except FRT, KIM, REG, and UE data is from 1Q 2024 supplemental disclosures. 1. “Recovery Ratios” are computed by dividing tenant reimbursements by the sum of recoverable operating expense and real estate tax expense. Peer Average KRG - 2Q'24 Peer Average KRG - 2Q'24 Peer Average KRG - 2Q'24

• • • Note: Data pertains to multi-tenant retail, excluding single-tenant and net lease retail. Source: CBRE Research Source: BofA Global Research as of March 8, 2024.

• • Fixed Rent Bumps Greater Than or Equal to 3% (% of Lease Count) Fixed CAM (% of Lease Count) Shops (< 10K Square Feet) Anchors (> 10K Square Feet) Total Greater Than or Equal to 3.0% Greater Than or Equal to 3.5% Greater Than or Equal to 4.0%

• • Community / Neighborhood Centers 43.0% 33.9% 22.8% 15.9% 5.4% 30.2% 6.4% Power Centers 36.1% 31.6% 79.4% 33.0% (8.7%) 25.7% 49.4% Lifestyle / Mixed-Use Centers 26.7% 72.4% 58.3% 27.1% 6.5% 18.4% 18.4% Community / Neighborhood Centers 13.9% 12.6% 10.4% 4.2% 2.2% 2.1% 1.3% Power Centers 10.5% 11.7% 11.1% 0.9% 2.6% 0.4% 1.7% Lifestyle / Mixed-Use Centers 13.7% 15.4% 12.6% 2.8% 3.8% 6.1% 6.8% Note: Comparable cash leasing spreads from 2018 – 2021 include historical RPAI data.

Note: Source of all peer data is from 2Q 2024 supplemental disclosures, except AKR, FRT, KIM, and REG data is from 1Q 2024 supplemental disclosures. 1. Includes $56.8 million of the Company’s unconsolidated JV debt. Net Debt + Preferred / Adjusted EBITDA Debt Service Coverage Ratio Available Liquidity Weighted Average Interest Rate1 Unencumbered NOI as a % of Total NOI Fixed Rate Debt Fitch S&P Moody’s 5.1x 5.2x 5.6x 5.6x 6.1x 6.6x 7.1x KRG PECO REG BRX KIM FRT ROIC AKR

2024 2025 2026 2027 2028 2029 2030 2031 2032 2033+ Note: Maturity profile assumes that all loan extension options are exercised by the Company. 1. Reflects the payoff of the $120.0 million unsecured term loan that matured on July 17, 2024 using a portion of the proceeds from the January 2024 issuance of $350.0 million in aggregate principal amount of 5.50% senior unsecured notes due 2034.

1. Source: US Census Bureau, Vintage 2022 Population Estimates from July 1, 2021 to July 1, 2022. Top 15 states include FL, ID, SC, TX, SD, MT, DE, AZ, NC, UT, TN, GA, NV, OK and ME.

Note: 3-mile demographic statistics are weighted by 2Q 2024 ABR and sourced from PopStats. Remaining 1% of KRG’s portfolio is unanchored or single-tenant assets. • • • • •

✓ Reimagine the traditional investor day into four installments in KRG’s markets ✓ Showcase the quality of our diverse open-air retail portfolio ✓ Gain a deeper understanding of KRG’s platform through four themes: operate, lease, develop, and allocate ✓ Highlight the KRG team’s wealth of industry knowledge and experience ✓ Provide long-term stabilized growth trajectory potential ✓ Highlight various opportunities throughout the portfolio to drive outsized growth

1. Includes only comparable leases (32 of 61). 2. Represents the estimated total potential new NOI divided by the cost of executing such leases. These numbers are based on Management's estimates and assumptions, and there can be no assurance that such estimates and assumptions will be accurate or realized. • • • Count Square feet Capital / SF (TI / LL Work / Lease Commissions) Total capital ($, M) Previous tenants’ ABR New tenants’ ABR Cash lease spread Return on capital New NOI incl. NNN ($, M) For 61 Spaces National Tenants

1. Number of stores represents stores at consolidated and unconsolidated properties. 2. Percent of weighted ABR includes ground lease rent and represents the Company’s share of the ABR at consolidated and unconsolidated properties. 1 The TJX Companies, Inc. 2 Best Buy Co., Inc. 3 Ross Stores, Inc. 4 PetSmart, Inc. 5 Michaels Stores, Inc. 6 Gap Inc. 7 Dick’s Sporting Goods, Inc. 8 Publix Super Markets, Inc. 9 Total Wine & More 10 Ulta Beauty, Inc. 11 The Kroger Co. 12 Lowe’s Companies, Inc. 13 BJ’s Wholesale Club, Inc. 14 Five Below, Inc. 15 Nordstrom, Inc. Grocery / Big Box Wine & Spirits Office Supply / Electronics Medical Pet Stores Hardware / Auto Banks Pharmacy / Drug Quick Service Restaurants Full Service Restaurants Discount Retailers Personal Service Full Line Apparel Home Furnishings Fitness Sporting Goods Arts & Crafts Soft Goods Theatres / Entertainment Professional Service

• • •

Corporate Responsibility Snapshot

Environmental

Direct Emissions (metric tons, in Ms)

Emissions Scope	2022	2023	% Change
Scope 1	3,215.3	3,041.0	5.4%
Scope 2	28,993.9	26,636.0	(8.1%)
Total	**32,209.2**	**29,677.0**	**(7.9%)**

Key Stats

Electricity usage reduction (year-over-year)	**7.8%**
Metric tons CO_2e eliminated (tons)	**2,532**
Properties with water efficiency measures[1]	**119**
Properties with LED lighting[1]	**129**
Trees planted through Project Green[1]	**41,000+**
EV charging stations[1]	**262**
Waste diversion rate	**35%**
Properties with IREM certifications[1]	**75**

GRESB · GREEN LEASE LEADER GOLD · IREM CERTIFIED SUSTAINABLE PROPERTY · GRI

Social

Key 2023 Stats

Invested in small business in the form of tenant allowance funds and landlord work	**~$6M**
Contributed to our local communities since the inception of our Kite Cares platform	**$3M+**
Hours dedicated to KRG volunteer time off (VTO)	**~3,700**
KRG employee donation match program	**100%**
Average employee tenure	**7 years**
Community events held throughout the portfolio	**180+**

KRG Employee Age Demographics



Under 30, 10%
30 - 50, 49%
Over 50, 41%

Governance

What We Do

- ✓ 91% Independent Trustees
- ✓ Entirely independent committees
- ✓ Lead independent Trustee
- ✓ Majority voting for Trustees
- ✓ Share ownership guidelines
- ✓ Anti-hedging policy
- ✓ ESG Task Force
- ✓ Shareholders' power to amend bylaws

What We Don't Do

- × No classified Board
- × No significant related party transactions
- × Opted out of Maryland anti-takeover statutes
- × No poison pill

Board Composition

3 Women
8 Men

36% Gender or Racially Diverse

Note: Unless otherwise noted the source of all Company data is publicly available on KRG's website in the 2023 Corporate Responsibility report.
1. As of June 30, 2024.

KRG LISTED NYSE
Q2 2024 INVESTOR UPDATE 22

• • Project Green began with a simple concept – celebrating each new lease in the KRG portfolio with the planting of a tree. Then one tree for each lease quickly became 100. As a perpetual commitment to environmental stewardship, KRG looks forward to continuing Project Green and its impact for as long as there are leases to be signed. • •

Forward-Looking Statements This Investor Update, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: • economic, business, banking, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including a potential economic slowdown or recession, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending); • financing risks, including the availability of, and costs associated with, sources of liquidity; • the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; • the level and volatility of interest rates; • the financial stability of the Company’s tenants; • the competitive environment in which the Company operates, including potential oversupplies of, or a reduction in demand for, rental space; • acquisition, disposition, development and joint venture risks; • property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; • the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; • potential environmental and other liabilities; • impairment in the value of real estate property the Company owns; • the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; • business continuity disruptions and a deterioration in our tenants’ ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently, causing costs to rise sharply and inventory to fall; • risks related to our current geographical concentration of the Company’s properties in the states of Texas, Florida, and North Carolina and the metropolitan statistical areas of New York, Atlanta, Seattle, Chicago, and Washington, D.C. ; • civil unrest, acts of violence, terrorism or war, acts of God, climate change, epidemics, pandemics, natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; • changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; • possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; • our ability to satisfy our internal environmental, social, and governance goals on the anticipated timeline or at all; • our ability to satisfy environmental, social or governance standards set by various constituencies; • insurance costs and coverage, especially in Florida and Texas coastal areas; • risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; • whether there is significant upside potential in the Company’s current share price; • whether the assumptions and estimations used to calculate our potential NAV are accurate; • whether our signed-not-open pipeline will grow due to demand for Bed Bath & Beyond backfills and additional small shop lease-up; • our ability to achieve the expected NOI from our signed-not-open pipeline; • other factors affecting the real estate industry generally; and • other risks identified in reports the Company files with the Securities and Exchange Commission or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. This Investor Update also includes certain forward-looking non-GAAP information. For certain definitions and reconciliations see pages 26 to 30.

NET OPERATING INCOME AND SAME PROPERTY NET OPERATING INCOME The Company uses property net operating income (“NOI”) and cash NOI, which are non-GAAP financial measures, to evaluate the performance of our properties. The Company defines NOI and cash NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI and cash NOI exclude amortization of capitalized tenant improvement costs and leasing commissions and certain corporate level expenses, including merger and acquisition costs. Cash NOI also excludes other property-related revenue as that activity is recurring but unpredictable in its occurrence, straight-line rent adjustments, and amortization of in-place lease liabilities, net. The Company believes that NOI and cash NOI are helpful to investors as measures of our operating performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any. The Company also uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods. NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs. When evaluating the properties that are included in the same property pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three and six months ended June 30, 2024, the same property pool excludes the following: ( i) properties acquired or placed in service during 2023 and 2024; (ii) The Landing at Tradition – Phase II, which was reclassified from active redevelopment into our operating portfolio in June 2023; (iii) our active development and redevelopment projects at Carillon medical office building and The Corner – IN; (iv) Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively; (v) properties sold or classified as held for sale during 2023 and 2024; and (vi) off ice properties.

EBITDA The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiaries, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) EBITDA from unconsolidated entities, as adjusted, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest Adjusted EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net deb t divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activ ities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity. Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results. FUNDS FROM OPERATIONS Funds From Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (i ii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flows from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance w ith the current NAREIT definition or that interpret the current NAREIT definition differently than we do. A reconciliation of net income (calculated in accordance with GAAP) to FFO is included elsewhere in this Financial Supplement. From time to time, the Company may report or provide guidance with respect to “FFO, as adjusted,” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, (i) gains or losses associated with the early extinguishment of debt, (ii) gains or losses associated with litigation involving the Company that is not in the normal course of business, (iii) merger and acquisition costs, (iv) the impact on earnings from employee severance, (v) the excess of redemption value over carrying value of preferred stock redemption, and (vi) the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”) due to the recovery from the COVID-19 pandemic, which are not otherwise adjusted in the Company’s calculation of FFO.